Exhibit 10.4

EUROPEAN GUARANTEE AND LUXEMBOURG SECURITY AGREEMENT dated as of February 12, 2018 (as amended, amended and restated, supplemented or otherwise modified from time to time, this “European Guarantee”), made by GRAFTECH LUXEMBOURG I S.À.R.L., a Luxembourg societé a responsabilité limitée, having its registered office at 124, boulevard de la Pétrusse, L-2330 Luxembourg and registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés) under number B 167175 (“Luxembourg Parent”), GRAFTECH LUXEMBOURG II S.À.R.L, a Luxembourg societé a responsabilité limitée, having its registered office at 124, boulevard de la Pétrusse, L-2330 Luxembourg and registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés) under number B 167199 (“Luxembourg Holdco” or “Holdings”), GRAFTECH SWITZERLAND SA, a Swiss corporation (“Swissco” and together with Luxembourg Parent and Luxembourg Holdco, the “European Guarantors” and each, a “European Guarantor”), in favor of JPMORGAN CHASE BANK, N.A. (“JPM”), as Collateral Agent for the Secured Parties (such term and each other capitalized term used but not defined herein having the meaning given to it in the Credit Agreement dated as of February 12, 2018 (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among GrafTech International Ltd., a Delaware corporation, GrafTech Finance Inc., a Delaware corporation, Luxembourg Holdco, Swissco, the Lenders and Issuing Banks from time to time party thereto and JPM, as Administrative Agent and Collateral Agent (in such capacity, the “Collateral Agent”)).

WITNESSETH:

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans and the Issuing Banks have agreed to issue Letters of Credit, upon the terms and subject to the conditions set forth therein;

WHEREAS, the European Guarantors are engaged in related businesses, and each European Guarantor will derive substantial direct and indirect benefit from the making of the Loans and the availability of the Letters of Credit; and

WHEREAS, it is a condition precedent to the obligations of the Lenders to make the Loans and the Issuing Banks to issue the Letters of Credit that, among other things, the European Guarantors shall have executed and delivered this European Guarantee to the Collateral Agent for the ratable benefit of the Secured Parties.

NOW, THEREFORE, in consideration of the premises and to induce the Secured Parties to enter into the Credit Agreement and to induce the Lenders to make their respective Loans and the Issuing Banks to issue Letters of Credit, each of the European Guarantors hereby agrees with the Collateral Agent, for the ratable benefit of the Secured Parties, as follows:

SECTION 1.                     Defined Terms. (a) All terms defined in the UCC (as defined herein) and not defined in this European Guarantee have the meanings specified therein.

(b)           “Claiming Party” has the meaning assigned to such term in Section 3(a).

(c)           “Collateral” has the meaning given such term in Section 6(a).

(d)           “Collateral Agent” has the meaning given to such term in the introductory paragraph hereto.

(e)           “Contributing Party” has the meaning assigned to such term in Section 3(a).

(f)            “Credit Agreement” has the meaning given to such term in the introductory paragraph hereto

(g)           “European Guarantee” has the meaning set forth in the introductory paragraph hereto.

(h)           “Federal Securities Law” has the meaning set forth in Section 6(f).

(i)            “General Intangibles”, with respect to each Luxembourg Grantor, shall have the meaning assigned to such term in the UCC on the date hereof to the extent, in the case of any General Intangibles arising under any contract or agreement, that the grant by such Luxembourg Grantor of a security interest pursuant to this European Guarantee in its rights under such contract or agreement is permitted without the consent of any other Person, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from such other Person (it being understood that the foregoing shall not be deemed to obligate such Luxembourg Grantor to obtain such consents); provided that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Luxembourg Grantor of a security interest pursuant to this European Guarantee in any Account or General Intangible or any money or other amounts due or to become due under any such contract or agreement to the extent provided in Sections 9-404, 9-405 and 9-406 of the UCC as in effect on the date hereof.

(j)            “Holdings” has the meaning given to such term in the introductory paragraph hereto

(k)           “JPM” has the meaning given to such term in the introductory paragraph hereto.

(l)            “Luxembourg Grantor” has the meaning given such term in Section 6(a).

(m)          “Luxembourg Holdco” has the meaning given to such term in the introductory paragraph hereto.

(n)           “Luxembourg Parent” has the meaning given to such term in the introductory paragraph hereto

(o)           “Permitted Liens” means Liens permitted pursuant to Section 6.02 of the Credit Agreement.

(p)           “Qualified ECP Guarantor” means, in respect of any Secured Swap Obligation, each European Guarantor that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Secured Swap Obligation or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

(q)           “Security Interest” shall have the meaning given such term in Section 6(a).

(r)            “Swissco” has the meaning given to such term in the introductory paragraph hereto

(s)            “Termination Date” shall mean the date on which all Commitments (with respect to each Foreign Subsidiary that is a CFC) have expired or been terminated, all Secured Obligations of each Foreign Subsidiary that is a CFC have been paid in full in cash (other than (x) Secured Swap Obligations not yet due and payable, (y) Secured Cash Management Obligations not yet due and payable and (z) contingent indemnification obligations not yet accrued and payable) and all Letters of Credit have expired or been terminated (other than Letters of Credit issued for the account of any Foreign Subsidiary that is a CFC that have been cash collateralized or backstopped in an amount, by an institution and otherwise pursuant to arrangements reasonably satisfactory to each applicable Issuing Bank).

(t)            “UCC” means the New York UCC; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection, effect of perfection or priority of the Collateral Agent’s and the Secured Parties’ security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or priority and for purposes of definitions relating to such provisions.

(u)           The words “hereof,” “herein” and “hereunder” and words of similar import when used in this European Guarantee shall refer to this European Guarantee as a whole and not to any particular provision of this European Guarantee, and section references are to this European Guarantee unless otherwise specified.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase, “without limitation”.

(v)           The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

SECTION 2.                     Guarantee.  (a) Each European Guarantor hereby, jointly and severally, unconditionally and irrevocably, as a primary obligor and not merely as a surety, guarantees to the Collateral Agent, for the ratable benefit of the Secured Parties and their respective successors, endorsees, transferees and assigns, the due, punctual and complete payment and performance by each other Foreign Subsidiary that is a CFC, when and as due, whether at the stated maturity, by acceleration, upon one or more dates set for prepayment, or otherwise, of (i) with respect to Swissco, the Loan Document Obligations of such Foreign Subsidiary that is a CFC and (ii) with respect to each other European Guarantor, the Secured Obligations of such Foreign Subsidiary that is a CFC.  For the avoidance of doubt, each European Guarantor further agrees that the Secured Obligations of each Foreign Subsidiary that is a CFC may be extended or renewed, in whole or in part, or amended or modified, without notice to or further assent from such European Guarantor, and that it will remain bound upon its guarantee hereunder notwithstanding any extension, renewal, amendment or modification of any Secured Obligations of each Foreign Subsidiary that is a CFC.

(b)           Each European Guarantor further agrees to pay any and all reasonable expenses (including all reasonable fees, charges and disbursements of counsel) which may be paid or incurred by any Secured Party in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Secured Obligations of each Foreign Subsidiary that is a CFC and/or enforcing any rights with respect to, or collecting against, such European Guarantor under this European Guarantee.  This European Guarantee shall remain in full force and effect until the Secured Obligations of each Foreign Subsidiary that is a CFC are indefeasibly paid in full, no Letters of Credit shall be outstanding and the Commitments with respect to each Foreign Subsidiary that is a CFC are terminated, notwithstanding that from time to time prior thereto while the Commitments are in effect any Foreign Subsidiary that is a CFC may be free from any Secured Obligations.

(c)           Each European Guarantor agrees that whenever, at any time or from time to time, it shall make any payment to the Collateral Agent for the benefit of any Secured Party on account of its liability hereunder, it will notify the Collateral Agent in writing that such payment has been made under this European Guarantee for such purpose; provided that the failure of such European Guarantor to provide such notice shall not preclude the application of such payment to the complete or partial satisfaction of such European Guarantor’s obligations hereunder following such European Guarantor’s notice to the Collateral Agent of such payment.

(d)           Notwithstanding anything to the contrary set forth herein, the amounts payable at any time by any European Guarantor in respect of its guarantee hereunder shall be limited at any time as specified for such European Guarantor on Schedule I hereto.  For the avoidance of doubt, the Swiss Law Limitations shall only apply to the aggregate Upstream and Cross-Stream Obligations of Swissco (and not to Secured Obligations that are Swissco’s primary obligations or the primary obligations of Foreign Subsidiaries that are direct or indirect subsidiaries of Swissco), as described under the caption “Swissco” on Schedule I hereto.

SECTION 3.                     Contribution; No Subrogation.

(a)           Each European Guarantor (a “Contributing Party”) agrees (subject to paragraph (b) of this Section 3) that, in the event a payment shall be made by any other European Guarantor hereunder in respect of any Secured Obligations of any Foreign Subsidiary that is a CFC or assets of any other European Guarantor shall be sold pursuant to any Security Document to satisfy any Secured Obligations of any Foreign Subsidiary that is a CFC owed to any Secured Party, the Contributing Party shall indemnify such other European Guarantor (the “Claiming Party”) in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof and the denominator shall be the aggregate net worth of all the European Guarantors on the date hereof.  Any Contributing Party making any payment to a Claiming Party pursuant to paragraph (b) this Section 3 shall be subrogated to the rights of such Claiming Party under this paragraph (a) of this

Section 3 to the extent of such payment. Notwithstanding anything to the contrary, (i) the Luxembourg Law Limitations shall apply to the aggregate Upstream and Cross Stream Obligations of Luxembourg Parent or Luxembourg Holdco under this paragraph (a) and (ii) the Swiss Law Limitations shall apply to the aggregate Upstream and Cross Stream Obligations of Swissco under this paragraph (a).

(b)           Notwithstanding any payment or payments made by any of the European Guarantors hereunder or any setoff or application of funds of any of the European Guarantors by any Secured Party, no European Guarantor shall be entitled to be subrogated to any of the rights of any Secured Party against any Loan Party or any other European Guarantor or any collateral security or guarantee or right of offset held by any Secured Party for the payment of the Secured Obligations of any Foreign Subsidiary that is a CFC, nor shall any European Guarantor seek or be entitled to seek any contribution or reimbursement from any Loan Party or any other European Guarantor in respect of payments made by such European Guarantor hereunder, until the Termination Date.  If any amount shall be paid to any European Guarantor on account of such subrogation rights at any time when all of the Secured Obligations of each Foreign Subsidiary that is a CFC shall not have been indefeasibly paid in full, Letters of Credit shall be outstanding or the Commitments shall not have been terminated with respect to each Foreign Subsidiary that is a CFC, such amount shall be held by such European Guarantor in trust for the Secured Parties, segregated from other funds of such European Guarantor, and forthwith upon receipt by such European Guarantor be turned over to the Collateral Agent in the exact form received by such European Guarantor (duly endorsed by such European Guarantor to the Collateral Agent, if required), to be applied against the Secured Obligations of each Foreign Subsidiary that is a CFC, whether matured or unmatured, at such time and in such order as the Collateral Agent may determine.

SECTION 4.                     Amendments, etc. with Respect to the Secured Obligations; Waiver of Rights.  Each European Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any European Guarantor and without notice to or further assent by any European Guarantor, any demand for payment of any of the Secured Obligations of any Foreign Subsidiary that is a CFC made by any Secured Party may be rescinded by such Secured Party and any of the Secured Obligations of any Foreign Subsidiary that is a CFC continued, and the Secured Obligations of each Foreign Subsidiary that is a CFC, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, amended and restated, modified, accelerated, compromised, waived, surrendered or released by any Secured Party, and the Credit Agreement, any other Loan Document, any agreement in respect of Secured Cash Management Obligations, any Swap Agreement and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Collateral Agent (or the Required Lenders, as the case may be) or the relevant Secured Party (in the case of any such  agreement in respect of the Secured Cash Management Obligations or any Secured Swap Agreement) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by any Secured Party for the payment of the Secured Obligations of any Foreign Subsidiary that is a CFC may be sold, exchanged, waived, surrendered or released.  No Secured Party shall have any obligation to protect, secure, perfect or ensure any Lien at any time held by it as security for the Secured Obligations of any Foreign

Subsidiary that is a CFC or for this European Guarantee or any property subject thereto.  When making any demand hereunder against any of the European Guarantors, any Secured Party may, but shall be under no obligation to, make a similar demand on any Loan Party or any other European Guarantor or guarantor, and any failure by any Secured Party to make any such demand or to collect any payments from any Loan Party or any such other European Guarantor or guarantor or any release of any Loan Party or such other European Guarantor or guarantor shall not relieve any of the European Guarantors in respect of which a demand or collection is not made or any of the European Guarantors not so released of their several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of any Secured Party against any of the European Guarantors.

SECTION 5.                     Security.  Each of the European Guarantors authorizes each of the other Secured Parties, in accordance with the terms and subject to the conditions set forth in the Credit Agreement and the Security Documents to which such European Guarantor is a party, to (a) take and hold security for the payment and performance of this European Guarantee or the Secured Obligations of each Foreign Subsidiary that is a CFC and exchange, enforce, waive and release any such security (with or without consideration), (b) apply such security and direct the order or manner of sale thereof as they in their sole discretion determine and (c) release or substitute any one or more endorsees, other guarantors or other obligors upon or in respect of the Secured Obligations, all without affecting the obligations of any European Guarantor hereunder.  To the fullest extent permitted by applicable law, each European Guarantor waives any defense based on or arising out of any defense of any other Loan Party or the unenforceability of the Secured Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Loan Party, other than the indefeasible payment in full in cash of all the Secured Obligations of each Foreign Subsidiary that is a CFC.  The Collateral Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Secured Obligations, make any other accommodation with any other Loan Party or exercise any other right or remedy available to them against any other Loan Party, without affecting or impairing in any way the liability of any European Guarantor hereunder except to the extent the Secured Obligations of each Foreign Subsidiary that is a CFC have been fully and indefeasibly paid in full in cash.  To the fullest extent permitted by applicable law, each European Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such European Guarantor against any other Loan Party, as the case may be, or any security.

SECTION 6.                     Luxembourg Security.  (a) As security for the payment or performance, as the case may be, in full of the Secured Obligations of each Foreign Subsidiary that is a CFC, each of Luxembourg Parent and Luxembourg Holdco (each of Luxembourg Parent and Luxembourg Holdco, for purposes of the Security Interest (as defined below) purported to be granted pursuant to this Section 6, being called a “Luxembourg Grantor”) hereby bargains, sells, conveys, assigns, sets over, pledges, hypothecates and transfers to the Collateral Agent, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all of such Luxembourg Grantor’s right, title and interest in, to and under all of the following property, whether now owned by or owing to, or hereafter acquired by or arising in favor of, such Luxembourg Grantor and located within the United States of America or any jurisdiction therein, subject to Permitted Liens (collectively, with respect to each Luxembourg Grantor, the “Collateral”):

(i)	all Accounts;

(ii)	all Deposit Accounts and any cash held or deposited therein;

(iii)	all General Intangibles;

(iv)	all Instruments;

(v)	all Investment Property;

(vi)	all Letter-of-Credit Rights;

(vii)	all books and records pertaining to any of the Collateral; and

(viii)	to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing.

Notwithstanding anything contained in this European Guarantee or any Loan Document to the contrary, “Collateral” shall not include any Excluded Assets; provided, however, that the Security Interest shall immediately attach to, and the Collateral shall immediately include, any such asset (or portion thereof) upon such asset (or such portion) ceasing to be an Excluded Asset.

Such security interests are granted as security only and shall not subject any Secured Party to, or in any way alter or modify, any obligation or liability of any Luxembourg Grantor with respect to or arising out of the Collateral.

Each Luxembourg Grantor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements with respect to the Collateral or any part thereof and amendments thereto that (i) indicate the Collateral as “all assets” of such Luxembourg Grantor or words of similar effect as being of an equal or lesser scope or with greater detail and (ii) contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including whether such Luxembourg Grantor is an organization, the type of organization and any organizational identification number issued to such Luxembourg Grantor.  Each Luxembourg Grantor agrees to provide such information to the Collateral Agent promptly upon request.

(b)           Other Actions.  In order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Security Interest, each Luxembourg Grantor agrees, in each case at such Luxembourg Grantor’s own expense, to take the following actions with respect to the following Collateral owned by it:

(i)            Instruments.  Except as otherwise provided in the applicable Luxembourg Domestic Pledge Agreement, if any Luxembourg Grantor shall at any time hold or acquire any Instruments constituting Collateral (other than Instruments with a face amount of less than $10,000,000 individually and other than checks to be deposited in the ordinary course of business), such Luxembourg Grantor shall promptly (but in any event within 45 days of receipt by such Luxembourg Grantor or such longer period as the Collateral Agent may agree in its reasonable discretion) endorse, assign and deliver the same to the Collateral Agent, accompanied by such undated instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request.

(ii)           Investment Property.  Except as otherwise provided in the applicable Luxembourg Domestic Pledge Agreement, if any Luxembourg Grantor shall at any time hold or acquire any certificated securities constituting Collateral (other than certificated securities with a value of less than $5,000,000 individually), such Luxembourg Grantor shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such undated instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request.

(c)           Remedies.

(i)            If an Event of Default shall have occurred and be continuing, the Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations of each Foreign Subsidiary that is a CFC, all rights and remedies of a secured party under the UCC.  Upon the occurrence and during the continuance of an Event of Default, each Luxembourg Grantor agrees to deliver, on demand, each item of Collateral to the Collateral Agent or any Person designated by the Collateral Agent, and it is agreed that the Collateral Agent shall have the right, with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral and occupy (without liability for trespass) any premises owned or, to the extent lawful and permitted, leased by any of the Luxembourg Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under the UCC or other applicable law.  Without limiting the generality of the foregoing, each Luxembourg Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law and the notice requirements described below, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate.  The Collateral Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold.  Each such purchaser at any sale of Collateral shall hold the property sold absolutely free from any claim or right on the part of any Luxembourg

Grantor, and each Luxembourg Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal that such Luxembourg Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

(ii)           The Collateral Agent shall give the applicable Luxembourg Grantors no less than 10 days’ prior written notice (which each Luxembourg Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral.  Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral or portion thereof, will first be offered for sale at such board or exchange.  Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale.  At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine.  The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given.  The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.  In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent and the other Secured Parties shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice.  At any public (or, to the extent permitted by law, private) sale made pursuant to this European Guarantee, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Luxembourg Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Luxembourg Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Luxembourg Grantor therefor.  For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Luxembourg Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations of each Foreign Subsidiary that is a CFC paid in full.  As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this European Guarantee and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court appointed receiver.  Any sale pursuant to the provisions of this Section 4.01, to the extent permitted by applicable law, including Section 9-602 of the New York UCC or its equivalent in other jurisdictions, shall be deemed to conform to the commercial reasonableness standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

(iii)          Application of Proceeds.  Subject to the terms of any applicable intercreditor agreement contemplated by the Credit Agreement, the Collateral Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, as follows:

First, to the payment of all reasonable and documented or invoiced out-of-pocket costs and expenses incurred by the Collateral Agent in connection with such collection or sale or otherwise in connection with this European Guarantee or any of the Secured Obligations of each Foreign Subsidiary that is a CFC, including all reasonable and documented or invoiced out-of-pocket court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Loan Document on behalf of any Luxembourg Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document (but only to the extent such costs or expenses are incurred in connection with the Secured Obligations of a Foreign Subsidiary that is a CFC);

Second, to the payment in full of the Secured Obligations of each Foreign Subsidiary that is a CFC (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Secured Obligations owed to them on the date of any such distribution);

Third, to any agent of any junior secured debt, in accordance with any applicable intercreditor agreement; and

Fourth, to the Luxembourg Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this European Guarantee.  Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.  The Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on information supplied to it as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Secured Obligations of each Foreign Subsidiary that is a CFC.

(iv)          [Reserved].

(v)           Deficiency.  The Luxembourg Grantors shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Secured Obligations of each Foreign Subsidiary that is a CFC, including any reasonable and documented or invoiced out-of-pocket attorneys’ fees and other expenses incurred by the Collateral Agent or any Lender to collect such deficiency.

(vi)          Collections on Accounts.  The Collateral Agent hereby authorizes each Luxembourg Grantor to collect the Accounts, and the Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default.  If required by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Accounts, when collected by a Luxembourg Grantor during the continuance of such an Event of Default, (x) shall be forthwith (and, in any event, within two Business Days) deposited by such Luxembourg Grantor in the exact form received, duly endorsed by such Luxembourg Grantor to the Collateral Agent if required by the Collateral Agent pursuant to prior written notice, in a collateral account maintained under the sole dominion and control of and on terms and conditions reasonably satisfactory to the Collateral Agent, subject to withdrawal by the Collateral Agent as provided in Section 6(c)(iii), and (y) until so turned over, shall be held by such Luxembourg Grantor in trust for the Secured Parties, segregated from other funds of such Luxembourg Grantor.

(d)           Collateral Agent’s Performance of Grantors’ Obligations.

(i)            Powers.  Each Luxembourg Grantor hereby irrevocably constitutes and appoints the Collateral Agent as set forth in Section 30.

(ii)           Performance by Collateral Agent of Luxembourg Grantor’s Obligations.  If any Luxembourg Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(iii)          Luxembourg Grantor’s Reimbursement Obligation.  The expenses of the Collateral Agent reasonably incurred in connection with actions undertaken as provided in this Section 6(d) shall be payable by the applicable Borrower to the Collateral Agent on demand.

(iv)          Ratification; Power Coupled With An Interest.  Each Luxembourg Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  All powers, authorizations and agencies contained in this European Guarantee are coupled with an interest and are irrevocable until this European Guarantee is terminated and the security interests created hereby are released.

(e)           Security Interest Absolute.  All rights of the Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Collateral and all obligations of any Luxembourg Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee securing or guaranteeing all or any of the Secured Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Luxembourg Grantor in respect of the Secured Obligations or this European Guarantee.

SECTION 7.                     Guarantee Absolute and Unconditional.  Each European Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Secured Obligations of any Foreign Subsidiary that is a CFC and notice of or proof of reliance by any Secured Party upon this European Guarantee or acceptance of this European Guarantee; the Secured Obligations of each Foreign Subsidiary that is a CFC, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this European Guarantee; and all dealings between any Loan Party and any of the European Guarantors, on the one hand, and any of the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this European Guarantee.  Each European Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any Loan Party or any of the European Guarantors with respect to the Secured Obligations of each Foreign Subsidiary that is a CFC.  Each European Guarantor understands and agrees that this European Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment, and not of collection, and without regard to (a) the validity, regularity or enforceability of the Credit Agreement, any other Loan Document, any agreement in respect of Secured Cash Management Obligations, any Swap Agreement, any of the Secured Obligations of any Foreign Subsidiary that is a CFC or any other collateral security or guarantee therefor or right of offset with respect thereto at any time or from time to time held by any Secured Party, (b) any defense, setoff or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Loan Party against any Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of any Secured Party, any Loan Party or such European Guarantor) which may or might in any manner or to any extent vary the risk of the European Guarantor or otherwise constitutes, or might be construed to constitute, an equitable or legal discharge of any Loan Party in respect of the Secured Obligations, or of such European Guarantor under this European Guarantee, in bankruptcy or in any other instance.  When pursuing its rights and remedies hereunder against any European Guarantor, any Secured Party may, but shall be under no obligation to, pursue such rights and remedies as it may have against any Loan Party or any other person (including any other European Guarantor) or against any collateral security or guarantee for the Secured Obligations of any Foreign Subsidiary that is a CFC or any right of offset with respect thereto, and any failure by any Secured Party to pursue such other rights or remedies or to collect any payments from any Loan Party or any such other person (including any other European Guarantor) or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Loan Party or any such other person (including any other European Guarantor) or any such collateral security, guarantee or right of offset, shall not relieve such

European Guarantor of any liability hereunder and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Secured Party against such European Guarantor.  This European Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each European Guarantor and shall inure to the benefit of each Secured Party and its successors, endorsees, transferees and assigns, until the Termination Date. Anything contained in this Agreement to the contrary notwithstanding, the amounts payable at any time by any European Guarantor in respect of its guarantee hereunder shall be limited at any time as specified for such European Guarantor on Schedule I hereto.

SECTION 8.                     Reinstatement.  This European Guarantee and the guarantee hereunder shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Secured Obligations of any Foreign Subsidiary that is a CFC is rescinded or must otherwise be restored or returned by any Secured Party for any reason whatsoever, including upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Loan Party or any European Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Loan Party or any European Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

SECTION 9.                     Payments.  Each European Guarantor hereby guarantees that payments hereunder will be paid to the Collateral Agent without setoff or counterclaim in dollars at the office of the Collateral Agent set forth in the Credit Agreement.

SECTION 10.                   Information.  Each of the European Guarantors assumes all responsibility for being and keeping itself informed of the Loan Parties’ financial condition and assets and of all other circumstances bearing upon the risk of nonpayment of the Secured Obligations of each Foreign Subsidiary that is a CFC and the nature, scope and extent of the risks that such European Guarantor assumes and incurs hereunder, and agrees that none of the Secured Parties will have any duty to advise any of the European Guarantors of information known to it or any of them regarding such circumstances or risks.

SECTION 11.                   Representations and Warranties.  (a) Each European Guarantor represents and warrants to and with each Secured Party that all representations and warranties in the Loan Documents that relate to such European Guarantor are true and correct (i) in the case of the representations and warranties qualified as to materiality, in all respects and (ii) otherwise, in all material respects, in each case on and as of the date hereof and on and as of which each other date on which the representations and warranties in the Credit Agreement are made or are deemed to be made pursuant to the terms thereof (except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty is represented and warranted by such European Guarantor to be so true and correct or so true and correct in all material respects, as applicable, on and as of such prior date).

(a)           Each Luxembourg Grantor has good title or valid leasehold interests in the Collateral material to its business with respect to which it has purported to grant a Security Interest hereunder, free and clear of any Liens, except for (i) Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement and (ii) minor defects in title that do not interfere with its ability to conduct its business as currently conducted or as proposed to be conducted or to utilize such properties for their intended purposes, in each case to the extent the failure to have such good title or valid leasehold interest could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and has full power and authority to grant to the Collateral Agent, for the benefit of the Secured Parties, the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this European Guarantee, without the consent or approval of any other Person other than any consent or approval that has been obtained and except to the extent that failure to obtain or make such consent or approval, as the case may be, individually or in aggregate, could not reasonably be expected to have a Material Adverse Effect.

(b)           The UCC financing statements or other appropriate filings, recordings or registrations prepared by the Collateral Agent based upon the information provided to the Collateral Agent for filing in each governmental, municipal or other office, are all the filings, recordings and registrations that are necessary to establish a legal, valid and perfected Security Interest in favor of the Collateral Agent, for the benefit of the Secured Parties, in respect of all Collateral in which the Security Interest may be perfected by such filing, recording or registration in the United States, and as of the date hereof, no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary, except as provided under applicable law with respect to the filing of continuation statements.

(c)           The Security Interest constitutes, under the governing law as set forth in Section 22, (i) a legal and valid security interest in all the Collateral securing the payment and performance of the Secured Obligations of each Foreign Subsidiary that is a CFC and (ii) subject to the filings described in paragraph (b) of this Section 11 (including payment of applicable fees in connection therewith), a perfected security interest in all Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the applicable jurisdiction in the United States (or any political subdivision thereof) pursuant to the UCC.  The Security Interest is and shall be prior to any other Lien on any of the Collateral, other than Liens permitted pursuant to Section 6.02 of the Credit Agreement.

(d)           None of the Luxembourg Grantors has filed or consented to the filing of any financing statement or analogous document, in each case with respect to a Lien, under the UCC or any other applicable laws covering any Collateral.

SECTION 12.                   Covenants.  (a)  Each of the European Guarantors covenants and agrees with the Secured Parties that, from and after the date of this European Guarantee until the earlier to occur of (x) the Termination Date and (y) the date that such European Guarantor is released hereunder in accordance with Section 31, unless the Required Lenders shall otherwise consent in writing, it will comply with each covenant set forth in Articles V and VI of the Credit Agreement to the extent that it relates to such European Guarantor.

(b)           Each Luxembourg Grantor shall, at its own expense, take any and all commercially reasonable actions necessary to (i) defend title to the Collateral against all Persons, except with respect to Collateral that such Luxembourg Grantor determines in its reasonable business judgment is no longer necessary or beneficial to the conduct of such Luxembourg

Grantor’s business, and (ii) defend the Security Interest of the Collateral Agent in Collateral and the priority thereof against any Lien, in each case subject to (x) Liens permitted pursuant to Section 6.02 of the Credit Agreement, (y) transfers made in compliance with the Credit Agreement and (z)  the rights of such Luxembourg Grantor under Section 9.14 of the Credit Agreement and corresponding provisions of the Security Documents to obtain a release of the Liens created under the Security Documents.

(c)           Each Luxembourg Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents (including UCC financing statements) and take all such actions as the Collateral Agent may from time to time reasonably request to obtain, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and Taxes required in connection with the execution and delivery of this European Guarantee, the granting of the Security Interest and the filing and recording of any financing statements or other documents in connection herewith or therewith.

(d)           At its option, the Collateral Agent may, with three Business Days’ prior written notice to Holdings, discharge past due Taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral and not permitted pursuant to Section 6.02 of the Credit Agreement, and may pay for the maintenance and preservation of the Collateral to the extent any Luxembourg Grantor fails to do so as required by the Credit Agreement, this European Guarantee or any other Loan Document and within a reasonable period of time after the Collateral Agent has reasonably requested that it do so; provided that nothing in this paragraph shall be interpreted as excusing any Luxembourg Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Luxembourg Grantor with respect to Taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.  Notwithstanding anything in this paragraph (d) to the contrary, no Luxembourg Grantor shall be held liable for any Secured Obligations of Holdings, Finance or any Domestic Subsidiary.

(e)           The exercise by the Collateral Agent of any of its rights hereunder shall not release any European Grantor from any of its duties or obligations under each contract, agreement or instrument relating to the Collateral unless the Collateral Agent has expressly in writing assumed such duties and obligations and each Luxembourg Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the other Secured Parties from and against any and all liability for such performance.

(f)            Notwithstanding anything herein to the contrary, it is understood that no Luxembourg Grantor shall be required by this European Guarantee to better assure, preserve, protect or perfect the Security Interest created hereunder by any means other than (i) filings of financing statements pursuant to the UCC, (ii) in the case of promissory notes, stock certificates, unit certificates, limited or unlimited liability membership interest certificates or other securities (to the extent certificated) now or hereafter included in the Collateral, including all certificates, instruments or other documents representing or evidencing any Collateral and any Collateral that constitutes Pledged Securities, Instruments, Tangible Chattel Paper or Negotiable Documents (other than those Negotiable Documents held in the ordinary course of business), delivery thereof to the Collateral Agent in accordance with the terms hereof (together with, where applicable, undated stock or note powers or other undated proper instruments of assignment, in each case, duly executed in blank) and (iii) other actions to the extent required by Section 6(b) hereunder.  No Luxembourg Grantor shall be required to (A) complete any filings or other action with respect to the better assurance, preservation, protection or perfection of the security interests created hereby in any jurisdiction outside of the United States (including any State thereof and the District of Columbia) or to reimburse the Collateral Agent for any costs incurred in connection with the same or (B) deliver control agreements with respect to, or confer perfection by “control” over, any Deposit Accounts, Securities Accounts or Commodity Accounts.

SECTION 13.                   Authority of Collateral Agent.  Each European Guarantor acknowledges that the rights and responsibilities of the Collateral Agent under this European Guarantee with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this European Guarantee shall, as between the Collateral Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and each European Guarantor, the Collateral Agent shall be conclusively presumed to be acting as agent for the other Secured Parties with full and valid authority so to act or refrain from acting.

SECTION 14.                   Notices.  All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement.  All communications and notices hereunder to any European Guarantor shall be given to it in care of Holdings as provided in Section 9.01 of the Credit Agreement.

SECTION 15.                   Counterparts; Effectiveness; Several Agreement.  This European Guarantee may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract.  Delivery of an executed signature page to this European Guarantee by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this European Guarantee.  This European Guarantee shall become effective as to any European Guarantor when a counterpart hereof executed on behalf of such European Guarantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such European Guarantor and the Collateral Agent, and shall inure to the benefit of such European Guarantor, the Collateral Agent and the other Secured Parties, except that no European Guarantor shall have the right to assign or otherwise transfer any of its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be null and void) except as expressly provided in this European Guarantee and the Credit Agreement.  This European Guarantee shall be construed as a separate agreement with respect to each European Guarantor and may be amended, modified, supplemented, waived or released with respect to any European Guarantor without the approval of any other European Guarantor and without affecting the obligations of any other European Guarantor hereunder.

SECTION 16.                   Severability.  Any provision of this European Guarantee held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 17.                   Right of Setoff.  If an Event of Default shall have occurred and be continuing under the Credit Agreement, each Secured Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Secured Party to or for the credit or the account of any European Guarantor against any of and all the obligations of such European Guarantor now or hereafter existing under this European Guarantee irrespective of whether or not such Secured Party shall have made any demand under this European Guarantee and although (i) such obligations may be contingent or unmatured and (ii) such obligations are owed to a branch or office of such Secured Party different from the branch or office holding such deposit or obligated on such Indebtedness.  The applicable Secured Party shall notify the applicable European Guarantor and the Collateral Agent of such setoff and application; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set off and application under this Section 17.  The rights of each Secured Party under this Section 17 are in addition to other rights and remedies (including other rights of setoff) that such Secured Party may have.

SECTION 18.                   [Reserved].

SECTION 19.                   Amendments in Writing; No Waiver, Cumulative Remedies.

(a)          Neither this European Guarantee nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the European Guarantor or European Guarantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Credit Agreement; provided that the Collateral Agent may, without the consent of any other Secured Party, consent to a departure by any European Guarantor from any covenant of such European Guarantor set forth herein to the extent such departure is consistent with the authority of the Collateral Agent set forth in the definition of the term “Collateral and Guarantee Requirement” in the Credit Agreement.

(b)           No failure or delay by any Secured Party in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  No waiver of any provision of this European Guarantee or consent to any departure by any European Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (a) of this Section 19, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the execution and delivery of this European

Guarantee, the making of a Loan or issuance, amendment, renewal or extension of a Letter of Credit shall not be construed as a waiver of any Default hereunder, regardless of whether the Secured Parties may have had notice or knowledge of such Default at the time.  No notice or demand on any European Guarantor in any case shall entitle any European Guarantor to any other or further notice or demand in similar or other circumstances.

(c)           The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

SECTION 20.                   Section Headings.  Section headings used herein are for convenience of reference only, are not part of this European Guarantee and shall not affect the construction of, or to be taken into consideration in interpreting, this European Guarantee.

SECTION 21.                   Successors and Assigns.  Whenever in this European Guarantee any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party, and all covenants, promises and agreements by or on behalf of any European Guarantor or the Collateral Agent that are contained in this European Guarantee shall bind and inure to the benefit of their respective successors and assigns.; provided that this European Guarantee may not be assigned by any European Guarantor without the prior written consent of the Collateral Agent.

SECTION 22.                  GOVERNING LAW.  THIS EUROPEAN GUARANTEE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 23.                   Submission To Jurisdiction; Waivers; Appointment of Service of Process Agent.

(a)           Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York and of the United States District Court of the Southern District of New York, in each case sitting in the Borough of Manhattan in the City of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this European Guarantee or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.   Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.   Nothing in this European Guarantee shall affect any right that the Collateral Agent or any Lender may otherwise have to bring any action or proceeding relating to this European Guarantee against any European Guarantor or its respective properties in the courts of any jurisdiction.

(b)           Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this European Guarantee in any court referred to in paragraph (a) of this Section 23.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)           Each party to this European Guarantee irrevocably consents to service of process in the manner provided for notices in Section 14.  Nothing in this European Guarantee will affect the right of any party to this European Guarantee or any other Loan Document to serve process in any other manner permitted by law.

(d)           Each European Guarantor hereby irrevocably designates, appoints and empowers Holdings as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any such action or proceeding, and Holdings hereby accepts such designation and appointment.

SECTION 24.                   WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS EUROPEAN GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS EUROPEAN GUARANTEE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 24.

SECTION 25.                   Keepwell.  Each Qualified ECP Guarantor, jointly and severally, hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each of the other Loan Parties to honor all of such Loan Party’s obligations under this European Guarantee and the other Loan Documents in respect of Secured Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 25 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 25, or otherwise under this European Guarantee or the other Loan Documents, voidable under applicable law, including fraudulent conveyance or fraudulent transfer laws, and not for any greater amount).  The obligations of each Qualified ECP Guarantor under this Section 25 shall remain in full force and effect until the Termination Date, in each case, in accordance with and subject to the limitations set forth in Section 9.05 of the Credit Agreement.  Each Qualified ECP Guarantor intends that this Section 25 constitute, and this Section 25 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

SECTION 26.                   Collateral Agent’s Fees and Expenses; Indemnification  The provisions of Section 9.03 of the Credit Agreement are incorporated herein by reference, mutatis mutandis; provided that each reference therein to a “Co-Borrower” shall be deemed to be a reference to “each European Guarantor” and each reference therein to the “Administrative Agent” shall be deemed to be a reference to the “Collateral Agent”.

SECTION 28.                   No Liability.  The Collateral Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Luxembourg Grantor in connection therewith.  Beyond the exercise of reasonable care in the custody and preservation thereof, the Collateral Agent will have no duty as to any Collateral in its possession or control or in the possession or control of any sub-agent or bailee or any income therefrom or as to the preservation of rights against prior parties or any other rights pertaining thereto.  The Collateral Agent will be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession or control if such Collateral is accorded treatment substantially equal to that which it accords its own property, and will not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of any act or omission of any sub-agent or bailee selected by the Collateral Agent in good faith, except to the extent that such liability arises from the Collateral Agent’s gross negligence or willful misconduct.

SECTION 29.                   Survival of European Guarantee.  All covenants, agreements, representations and warranties made by the European Guarantors in this European Guarantee and in the certificates or other instruments delivered in connection with or pursuant to this European Guarantee shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, in each case, in accordance with and subject to the limitations set forth in Section 9.05 of the Credit Agreement.

SECTION 30.                   Collateral Agent’s Appointment as Attorney-in-Fact.  (a) Each European Guarantor hereby makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) the attorney-in-fact of each European Guarantor for the purpose of carrying out the provisions of this European Guarantee and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof at any time after and during the continuance of an Event of Default, which appointment is irrevocable (until termination of this European Guarantee in accordance with Section 31) and coupled with an interest.  Without limiting the generality of the foregoing, the Collateral Agent shall have the right, but only upon the occurrence and during the continuance of an Event of Default and written notice by the Collateral Agent to each European Guarantor of its intent to exercise such rights, with full power of substitution either in the Collateral Agent’s name or in the name of each European Guarantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof, (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral, (c) to sign the name of any European Guarantor on any invoice or bill of lading relating to any of the Collateral, (d) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral, (e) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral and (f) to make, settle and adjust claims in respect of Collateral under policies of insurance, endorsing the name of such European Guarantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby.  The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their Related Parties shall be responsible to any European Guarantor for any act or failure to act hereunder, except for their own gross negligence, bad faith or willful misconduct (as determined by a court of competent jurisdiction by final and non-appealable judgment) or that of any of their Related Parties.

SECTION 31.                   Termination or Release.

(a)           Subject to Section 8, this European Guarantee, the Security Interest, the guarantees made herein and all other security interests granted hereby shall terminate automatically upon the Termination Date.

(b)           The Security Interest, the guarantees made herein and all other security interests granted hereby shall also automatically terminate and be released at the time or times and in the manner set forth in Section 9.14 of the Credit Agreement.

(c)           In connection with any termination or release pursuant to paragraph (a) or (b) of this Section, the Collateral Agent shall execute and deliver to any European Guarantor, at such European Guarantor’s expense, all documents that such European Guarantor shall reasonably request to evidence such termination or release.  Any execution and delivery of documents by the Collateral Agent pursuant to this Section 31 shall be without recourse to or warranty by the Collateral Agent

SECTION 32.                   Intercreditor Agreements Govern. Notwithstanding anything herein to the contrary, (i) the Liens and security interests granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement and (ii) the exercise of any right or remedy by the Collateral Agent hereunder or the application of proceeds (including insurance proceeds and condemnation proceeds) of any Collateral, are subject to the provisions of any Customary Intercreditor Agreement contemplated by the Credit Agreement, if and to the extent applicable and/or in effect.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the undersigned has caused this European Guarantee to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

GRAFTECH LUXEMBOURG I S.À.R.L.,

By:	/s/ Quinn J. Coburn
	Name:	Quinn J. Coburn
	Title:	Attorney-in-Fact

GRAFTECH LUXEMBOURG II S.À.R.L.,

By:	/s/ Quinn J. Coburn
	Name:	Quinn J. Coburn
	Title:	Attorney-in-Fact

GRAFTECH SWITZERLAND SA,

By:	/s/ Quinn J. Coburn
	Name:	Quinn J. Coburn
	Title:	Attorney-in-Fact

[Signature Page to European Guarantee and Luxembourg Security Agreement]

JPMORGAN CHASE BANK, N.A.,
as Collateral Agent,

By:	/s/ James Shender
	Name:	James Shender
	Title:	Vice President

[Signature Page to European Guarantee and Luxembourg Security Agreement]